As filed with the Securities and Exchange Commission on May 10, 1996
==============================================================================
                                                          Registration No. 333-
                                                          =====================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                             _____________________

                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             _____________________

                           ITLA CAPITAL CORPORATION
            (Exact name of Registrant as specified in its Charter)

     DELAWARE                                     6036                           95-2864759
(State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer Identification No.)
incorporation or organization)        Classification Code Number)


               7979 IVANHOE AVENUE, LA JOLLA, CALIFORNIA  92037
                                (818) 551-0600
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             _____________________

        MR. GEORGE W. HALIGOWSKI                                PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
          CHAIRMAN OF THE BOARD
  PRESIDENT AND CHIEF EXECUTIVE OFFICER                                   DAVE M. MUCHNIKOFF, P.C.
         ITLA CAPITAL CORPORATION                                    SILVER, FREEDMAN & TAFF, L.L.P.
           7979 IVANHOE AVENUE                                     (a limited liability partnership
       LA JOLLA, CALIFORNIA  92037                                including professional corporations)
              (818) 551-0600                                             7TH FLOOR, EAST TOWER
(Name, address, including zip code, and telephone                      1100 NEW YORK AVENUE, NW
number, including area code, of agent for service)                       WASHINGTON, DC  20005
                                                                            (202) 414-6113

                             _____________________


       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]


                                         CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                       PROPOSED          PROPOSED
                                                       MAXIMUM           MAXIMUM
  TITLE OF  EACH CLASS OF       AMOUNT TO BE        OFFERING PRICE       AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED/(1)/      PER SHARE/(1)/  OFFERING PRICE/(1)/  REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------
Common Stock,
no par value                   7,820,500 shares       $14.19         $110,972,895           $38,263

=========================================================================================================

/(1)/The registration fee has been computed pursuant to Rule 457(f)(1) based on the aggregate market value of all of the shares of Common Stock, no par value, of Imperial Thrift and Loan Association as of May 7, 1996. The proposed maximum offering price is based on the average high and low market price of the common stock, which were $14.375 and $14.00 on May 7, 1996.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                           ITLA CAPITAL CORPORATION

        Cross-Reference Sheet Pursuant to Item 501(b) of Regulation S-K Between Items in Part I of Form S-4 and Proxy Statement/Prospectus

Item
Number                Caption in Form S-4                                               Caption in Prospectus
- ------   -----------------------------------------------------------   ------------------------------------------------------
  1      Forepart of Registration Statement and
         Outside Front Cover Page of Prospectus....................... Facing Page of Registration Statement; Cross-Reference
                                                                       Sheet; Available Information

  2      Inside Front and Outside Back Cover
         Pages of Prospectus.......................................... Cover Page; Table of Contents; Available Information;

  3      Risk Factors, Ratios of Earnings to Fixed
         Charges and Other Information................................ Summary; The Company; Imperial Thrift and Loan
                                                                       Association;  Other Matters

  4      Terms of the Transaction..................................... Summary; Proposal II -- The Holding Company Merger and
                                                                       Reorganization, Appendix A

  5      Pro Forma Financial Information.............................. Not Applicable

  6      Material Contracts With the Company
         Being Acquired............................................... Summary; Proposal II -- The Holding Company Merger and
                                                                       Reorganization; Appendix A

  7      Additional Information Required for
         Reoffering by Persons and Parties
         Deemed to be Underwriters.................................... Not Applicable

  8      Interests of Named Experts and Counsel....................... Legal Opinion

  9      Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities.................................................. Proposal II -- The Holding Company  Merger
                                                                       and Reorganization - Comparison of Stockholder Rights
 10      Information With Respect to S-3
         Registrants.................................................. Not Applicable

 11      Incorporation of Certain Information
         by Reference................................................. Not Applicable

Item
Number                   Caption in Form S-4                                               Caption in Prospectus
- ------   -----------------------------------------------------------   ------------------------------------------------------------
 12      Information With Respect to S-2 or S-3
         Registrants.................................................. Not Applicable

 13      Incorporation of Certain Information by
         Reference.................................................... Not Applicable

 14      Information With Respect to Registrants
         Other Than S-3 or S-2 Registrants............................ Proposal II -- The Holding Company Merger and
                                                                       Reorganization; The Company

 15      Information With Respect to S-3 Companies.................... Not Applicable

 16      Information With Respect to S-2 or S-3 Companies............. Not Applicable

 17      Information With Respect to Companies Other
         Than S-3 or S-2 Companies.................................... Not Applicable

 18      Information if Proxies, Consents or Authorizations
         are to be Solicited.......................................... Summary; General Information; Proposal II--The
                                                                       Holding Company Merger and Reorganization

 19      Information if Proxies, Consents or Authorizations
         are not to be Solicited or in an Exchange Offer.............. Not Applicable

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law provides that an officer, director, employee or agent may be indemnified by the Registrant from and against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed "proceedings" (including civil, criminal, administrative or investigative proceedings) in which such person is involved by reason of such person's position with the Registrant, provided that a determination has been made (by a majority vote of a quorum consisting of directors who were not parties to such proceeding, or if such a quorum is not obtainable, by independent legal counsel in a written opinion, or by the shareholders) that such person acted in good faith and in a manner that such person reasonably believes to be in, or not opposed to, the best interests of the Registrant, such person may not be indemnified if the person has been adjudged liable for negligence or misconduct in the performance of such person's duty to the Registrant unless the court otherwise determines. To the extent that such person has been successful on the merits or otherwise in the defense of any proceeding, the Delaware Corporations Code provides that such person shall be indemnified.

     Provisions regarding indemnification of directors, officers, employees or agents of the Registrant contained in Article Ninth of the Registrant's Certificate of Incorporation (filed as part of the Prospectus/Proxy Statement) are incorporated herein by this reference. Article Ninth also provides for the authority to purchase insurance with respect thereto and is incorporated herein by reference.

Item 21.  Exhibits and Financial Statement Schedules.
          ------------------------------------------

   2 Merger Agreement and Plan of Reorganization (attached as Appendix A to the Proxy Statement/Prospectus filed as part of this Registration Statement and hereby incorporated by reference).

   3.1 Certificate of Incorporation of ITLA Capital Corporation (attached as Appendix B to the Proxy Statement/Prospectus filed as part of this Registration Statement and hereby incorporated by reference).

   3.2    Bylaws of ITLA Capital Corporation.

   4      Form of Common Stock Certificate.

   5 Opinion of Silver, Freedman & Taff, L.L.P. with respect to the legality of the Common Stock.

   8      Tax Opinion of Silver, Freedman & Taff, L.L.P.

   10 Recognition and Retention Plan (attached as Appendix C to the Proxy Statement/Prospectus filed as part of this Registration Statement and hereby incorporated by reference).

   21     Subsidiaries of the Registrant.

   23.1   Consent of Silver, Freedman & Taff, L.L.P.

   24     Power of Attorney (included in Part II of the Registration Statement).

   99     Form of Proxy to be mailed to stockholders of ITLA Capital
          Corporation.

Item 22.  Undertakings.
          ------------

(1) The undersigned Registrant hereby undertakes: to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information set forth in the Registration Statement.

(2) The undersigned Registrant hereby undertakes that for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of La Jolla, State of California, on May 10, 1996.

                                    ITLA CAPITAL CORPORATION



                                    By:/s/ George W. Haligowski
                                       ----------------------------------------
                                        George W. Haligowski
                                        President, Chief Executive Officer and
                                           Chairman of the Board
                                         (Duly Authorized Representative)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     We, the undersigned directors and officers of the Registrant, hereby severally constitute and appoint George W. Haligowski and Anthony L. Frey, and either of them, our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which said George W. Haligowski and/or Anthony L. Frey may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-4 relating to the offering of the registrant's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below this registration statement and any and all amendments (including post-effective amendments) thereto; and, we hereby approve, ratify and confirm all that said George W. Haligowski and/or Anthony L. Frey shall do or cause to be done by virtue thereof.



By:  /s/ George W. Haligowski              By:  /s/ Anthony L. Frey
     ----------------------------------         --------------------------------
     George W. Haligowski                       Anthony L. Frey
     President, Chief Executive Officer         Senior Vice President, Treasurer
        and Chairman of the Board                  and Chief Financial Officer
     (Principal Executive Officer)              (Principal Financial and
                                                Accounting Officer)

Date: May 10, 1996                         Date:  May 10, 1996
     ----------------------------------          -------------------------------


By:  /s/ Sandor X. Mayuga                  By:   /s/ Hirotaka Oribe
     ----------------------------------          -------------------------------
     Sandor X. Mayuga, Director                  Hirotaka Oribe, Director


Date: May 10, 1996                         Date:  May 10, 1996
     ----------------------------------          -------------------------------


By:  /s/ Jeffrey L. Lipscomb               By:   /s/ Robert R. Reed
     ----------------------------------          -------------------------------
     Jeffrey L. Lipscomb, Director               Robert R. Reed, Director


Date: May 10, 1996                         Date:  May 10, 1996
     ----------------------------------          -------------------------------

     As filed with the Securities and Exchange Commission on May 10, 1996

                                                         Registration No. 333-
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                             ____________________



                                   EXHIBITS

                                      TO

                                   FORM S-4

                                     UNDER

                          THE SECURITIES ACT OF 1933



                             ___________________



                           ITLA CAPITAL CORPORATION
                              7979 Ivanhoe Avenue
                          La Jolla, California 92037



================================================================================

                                 EXHIBIT INDEX

                                                                                                           Page Number
                                                                                                         in Sequentially
                                                                                                            Numbered
Regulation S-B                                                                                            Registration
    Number                                                                                                  Statement
- --------------                                                                                          ----------------
    2         Merger Agreement and Plan of Reorganization (attached as Appendix A to the Proxy
              Statement/Prospectus filed as part of this Registration Statement).........................     N/A

    3.1       Certificate of Incorporation of ITLA Capital Corporation (attached as Appendix B to the
              Proxy Statement/Prospectus)................................................................     N/A

    3.2       Bylaws of ITLA Capital Corporation.........................................................     ____

    4         Form of Common Stock Certificate...........................................................     ____

    5         Opinion of Silver, Freedman & Taff, L.L.P. with respect to the legality of the Common
              Stock......................................................................................     ____

    8         Tax Opinion of Silver, Freedman & Taff, L.L.P. ............................................     ____

   10         Recognition and Retention Plan (attached as Appendix C to the Proxy Statement/
               Prospectus)...............................................................................     N/A

   21         Subsidiaries of the Registrant.............................................................     ____

   23         Consent of Silver, Freedman & Taff, L.L.P. ................................................     ____

   24         Power of Attorney (included in Part II of the Registration Statement)......................     ____

   99         Form of Proxy to be mailed to stockholders of ITLA Capital Corporation.....................     ____